Exhibit 99.1

Company Contact: Tom Flaherty, Chief Financial Officer Wayside Technology Group, Inc. (732) 389-0932 tom.flaherty@waysidetechnology.com

WAYSIDE TECHNOLOGY GROUP, INC. REPORTS FIRST QUARTER 2013 RESULTS

AND DECLARES QUARTERLY DIVIDEND

Revenue:	$66.0 million
Income from operations:	$1.4 million
Net income:	$1.0 million
Diluted earnings per share:	$0.22 per share
Dividend declared:	$0.16 per share

SHREWSBURY, NJ, April 25, 2013 — Wayside Technology Group, Inc. (NASDAQ: WSTG) today reported financial results for the first quarter ended March 31, 2013. The results will be discussed in a conference call to be held on Friday, April 26, 2013 at 10:00 AM Eastern time. The dial-in telephone number is (866) 793-1341 and the pass code is “WSTG.”  This conference call will be available via live webcast — in listen-mode only — at www.earnings.com. A replay will also be available on the company’s website at www.waysidetechnology.com.

“I am pleased to report solid quarterly results as compared to Q1 2012’s exceptional revenues and considering the persistent downward price competition in the distribution segment. Our Lifeboat Distribution segment delivered solid results as it continued to execute on its strategic plan. Our TechXtend segments revenues were down compared to an exceptionally strong Q1 last year, which benefited from a strong level of extended payment term sales transaction business in such prior period,” said Simon F. Nynens, Chairman and Chief Executive Officer.

Cash and cash equivalents amounted to $13.6 million, representing 42% of equity as of March 31, 2013. Working capital amounted to $23.0 million, representing 72% of equity as of March 31, 2013.

Net sales for the first quarter ended March 31, 2013 decreased 1% or $0.9 million to $66.0 million, compared to $66.9 million for the same period in 2012. Total sales for the first quarter of 2013 for our Lifeboat Distribution segment were $53.9 million compared to $49.3 million in the first quarter of 2012, representing an increase of $4.6 million or 9%. Total sales for the first quarter of 2013 for our TechXtend segment were $12.1 million compared to $17.6 million in the first quarter of 2012, representing a decrease of $5.5 million or 31%.

The 9% increase in net sales for the Lifeboat Distribution segment was mainly a result of the strengthening of our account penetration, our continued focus on the expanding virtual infrastructure-centric business and the addition of several key product lines. The 31% decrease in net sales in the TechXtend segment was primarily due to a decrease in extended payment term sales transactions as compared to an exceptionally strong extended payment term sales in the first quarter ended March 31, 2012.

Gross Profit for the first quarter ended March 31, 2013 was $5.3 million, a 5% decrease as compared to $5.6 million for the first quarter of 2012. Gross profit for our Lifeboat segment in the first quarter of 2013 and 2012 was $3.8 million for each period. Although Lifeboat Distributions net sales increased its gross profit remained flat due to a decrease in its gross profit margin. Gross profit for our TechXtend segment in the first quarter of 2013 was $1.5 million compared to $1.8 million for the first quarter of 2012, representing a 14% decrease. This decrease for the TechXtend segment was primarily due to the decreased sales volume, including a reduced level of extended payment term sales transactions in the first quarter of 2013. Gross profit margin (gross profit as a percentage of net sales) for the first quarter ended March 31, 2013 was 8.1% compared to 8.3% for the first quarter of 2012.

Total selling, general, and administrative (“SG&A”) expenses for the first quarter of 2013 were $3.9 million compared to $4.0 million for the first quarter of 2012, representing a decrease of $0.1 million or 1.8%. This decrease is primarily the result of a decrease in commissions and bonus expense, which are based on gross profit, offset by an increase in salary and related expenses, due to increased headcount in sales, finance and operations to support business growth, in 2013 compared to 2012.

Net income and diluted earnings per share for each of the first quarters of 2013 and 2012 were $1.0 million and $0.22, respectively.

On April 24, 2013, the Board of Directors declared a quarterly dividend of $.16 per share of its common stock payable May 17, 2013 to shareholders of record on May 7, 2013.

About Wayside Technology Group, Inc.

Wayside Technology Group, Inc. (NASDAQ: WSTG) was founded in 1982 and is a unified and integrated technology company providing products and solutions for corporate resellers, VARs, and developers as well as business, government and educational entities. The company offers technology products from software publishers and manufacturers such as Acronis, CA Technologies, DataCore, Datawatch, Dell, Flexera Software, GFI, Hewlett Packard, Infragistics, Intel Software, Lenovo, Microsoft, Mindjet, Quest Software, SolarWinds, Sophos, StorageCraft Technology, TechSmith, Veeam, Vision Solutions and VMware.  Additional information can be found by visiting www.waysidetechnology.com.

The statements in this release concerning the Company’s future prospects are forward-looking statements that involve certain risks and uncertainties. Such risks and uncertainties could cause actual results to differ materially from those indicated by such forward-looking statements, and include, without limitation, the continued acceptance of the Company’s distribution channel by vendors and customers, the timely availability and acceptance of new products, product mix, market conditions, contribution of key vendor relationships and support programs, as well as factors that affect the software industry in general and other factors. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in our filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company undertakes no obligation to update or revise these forward-looking statements.

–Tables Follow –

WAYSIDE TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share amounts)

	March 31, 2013	December 31, 2012
	(unaudited)

ASSETS

Current assets
Cash and cash equivalents	$13,591	$9,835
Marketable securities	—	4,411
Accounts receivable, net	47,970	61,388
Inventory - finished goods	1,629	1,717
Prepaid expenses and other current assets	1,265	1,281
Deferred income taxes	266	280
Total current assets	64,721	78,912

Equipment and leasehold improvements, net	374	375
Accounts receivable long-term	8,263	11,851
Other assets	153	71
Deferred income taxes	215	236

	$73,726	$91,445
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$41,687	$59,265
Current portion- capital lease obligation	28	55
Total current liabilities	41,715	59,320

Commitments and contingencies

Stockholders’ equity
Common stock, $.01 par value; 10,000,000 shares authorized, 5,284,500 shares issued, and 4,739,358 and 4,740,873 shares outstanding, respectively	53	53
Additional paid-in capital	27,822	27,712
Treasury stock, at cost, 545,142 and 543,627 shares, respectively	(5,692)	(5,373)
Retained earnings	9,586	9,316
Accumulated other comprehensive income	242	417
Total stockholders’ equity	32,011	32,125
	$73,726	$91,445

WAYSIDE TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share data)

	Three months ended
	March 31,
	2013	2012
	(Unaudited)
Revenues
Lifeboat segment	$53,869	$49,301
TechXtend segment	12,111	17,606
Total Revenue	65,980	66,907

Cost of sales
Lifeboat segment	50,097	45,517
TechXtend segment	10,570	15,823
Total Cost of sales	60,667	61,340

Gross Profit	5,313	5,567

Operating expenses
Selling costs	1,994	1,972
Stock based compensation	271	231
Other general and administrative expenses	1,652	1,784
Total Selling, general and administrative expenses	3,917	3,987

Income from operations	1,396	1,580

Interest income, net	130	124
Foreign currency transaction gain	5	1
Income before provision for income taxes	1,531	1,705
Provision for income taxes	511	676

Net income	$1,020	$1,029

Income per common share - Basic	$0.23	$0.23
Income per common share - Diluted	$0.22	$0.22

Weighted average common shares outstanding - Basic	4,477	4,427
Weighted average common shares outstanding - Diluted	4,602	4,612